FOR IMMEDIATE RELEASE
For more information contact:
K.M. Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

KAISER FEDERAL FINANCIAL GROUP, INC. COMMENCES
SYNDICATED COMMUNITY OFFERING
AND ANNOUNCES PRELIMINARY RESULTS OF SUBSCRIPTION AND
COMMUNITY OFFERING

Covina, California, November 2, 2010 – K-Fed Bancorp (Nasdaq: KFED), a federal corporation and the stock holding company for Kaiser Federal Bank, announced today that Kaiser Federal Financial Group, Inc., a Maryland corporation and proposed new holding company for Kaiser Federal Bank, will commence beginning on November 3, 2010, the syndicated community offering portion of the second-step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering.  On a preliminary basis, approximately 1,165,000 shares were subscribed for in the subscription and community offering for which Keefe, Bruyette & Woods, Inc. acted as selling agent.  The total number of shares sold assumes 382,500 shares are subscribed for by the Kaiser Federal Bank Employee Stock Ownership Plan, or 6% of the total number of shares being offered at the minimum of the offering range.  The final Employee Stock Ownership Plan subscription will be 6% of the total number of shares sold.  All orders properly executed in the subscription and community offerings will be filled in whole.

The syndicated community offering will be conducted through a syndicate of broker-dealers managed by Keefe, Bruyette & Woods, Inc., the sole book-running manager for the syndicated community offering, and Sterne, Agee & Leach, Inc., the co-manager for the syndicated community offering.  The syndicated community offering will be conducted on a best efforts basis, and Keefe, Bruyette & Woods, Inc. and Sterne, Agee & Leach, Inc. are not required to purchase any shares of common stock in the syndicated community offering.

The completion of the conversion and offering is subject to, among other things, selling a minimum of 6,375,000 shares in the offering, the approval of the Plan of Conversion and Reorganization by the members of K-Fed Mutual Holding Company (depositors of Kaiser Federal Bank) and the stockholders of K-Fed Bancorp (the federal corporation) at special and annual meetings to be held on November 12, 2010 and the receipt of all necessary final regulatory approvals.

This press release contains certain forward-looking statements about the conversion and reorganization.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the transactions contemplated by the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which K-Fed Bancorp and its subsidiaries are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

K-Fed Bancorp has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission.  Stockholders of K-Fed Bancorp, the federal corporation, are urged to read the proxy statement/prospectus because it contains important information.  Stockholders and investors are able to obtain all documents filed with the Securities and Exchange Commission by Kaiser Federal Financial Group, Inc. free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by K-Fed Bancorp are available free of charge from the Corporate Secretary of K-Fed Bancorp at 1359 North Grand Avenue, Covina, California 91724, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of K-Fed Bancorp are participants in the solicitation of proxies in favor of the conversion from the stockholders of K-Fed Bancorp.  Information about the directors and executive officers of K-Fed Bancorp is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.